REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Victory CEMP US 500 Volatility Wtd Index ETF, Victory CEMP US Discovery Enhanced Volatility Wtd Index ETF, Victory CEMP US 500 Enhanced Volatility Wtd Index ETF, Victory CEMP Developed Enhanced Volatility Wtd Index ETF, Victory CEMP US EQ Income Enhanced Volatility Wtd Index ETF, Victory CEMP US Small Cap Volatility Wtd Index ETF, Victory CEMP International Volatility Wtd Index ETF, Victory CEMP Emerging Market Volatility Wtd Index ETF, Victory CEMP US Large Cap High Div Volatility Wtd Index ETF, Victory CEMP US Small Cap High Div Volatility Wtd Index ETF, and Victory CEMP International High Div Volatility Wtd Index ETF and
Board of Trustees of Victory Portfolios II

We have audited the accompanying statements of assets and liabilities, including the schedules of investments and open futures contracts, of Victory CEMP US 500 Volatility Wtd Index ETF, Victory CEMP US Discovery Enhanced Volatility Wtd Index ETF, Victory CEMP US 500 Enhanced Volatility Wtd Index ETF, Victory CEMP Developed Enhanced Volatility Wtd Index ETF, Victory CEMP US EQ Income Enhanced Volatility Wtd Index ETF, Victory CEMP US Small Cap Volatility Wtd Index ETF, Victory CEMP International Volatility Wtd Index ETF, Victory CEMP Emerging Market Volatility Wtd Index ETF, Victory CEMP US Large Cap High Div Volatility Wtd Index ETF, Victory CEMP US Small Cap High Div Volatility Wtd Index ETF, and Victory CEMP International High Div Volatility Wtd Index ETF (the “Funds”), each a series of Victory Portfolios II, as of June 30, 2016, and the related statements of operations and changes in net assets, and the financial highlights for the year or periods ended June 30, 2016.  These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The Funds’ financial statements and financial highlights as of and for the period ended June 30, 2015, were audited by other auditors whose report dated August 28, 2015, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  Our procedures included confirmation of securities owned as of June 30, 2016, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of June 30, 2016, and the results of their operations, changes in their net assets, and their financial highlights for the year or periods then ended, in conformity with accounting principles generally accepted in the United States of America.

COHEN FUND AUDIT SERVICES, LTD.
Cleveland, Ohio
August 29, 2016